Exhibit 99.1

Investor Presentation November 2014

Why Invest in Us . Strong top and bottom line momentum . Diversified revenue drivers and controlled expenses . Well positioned footprint in attractive markets . AMEB culture . Solid internal capital generation supports growth . Focused on long-term profitability goals and shareholder value . Acquisition disciplines a strength in a consolidating market Source: SNL Financial a/o 11.7.14 1

Who We Are Full Service Regional Bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth . Assets: $6.4 billion . Loans: $4.6 billion . Deposits: $4.6 billion . Wealth AUM: $1.3 billion . Annualized Revenue: $235 million . Branches: 91 plus lending offices . Footprint: New England and Central New York . Market Capitalization: $650 million . NYSE: BHLB Note: Acquisition of Hampden Bancorp Inc. pending Footprint Culture Vision 2

Well Positioned Footprint in Attractive Markets BHLB HBNK Note: Acquisition of Hampden Bancorp Inc. pending . Only regional bank operating across this central footprint . Favorable positioning in rural markets 3

AMEB Culture . People, attitude and energy . RIGHT core values – Respect, Integrity, Guts, Having Fun and Teamwork . Engaging and innovative customer experience . Driven to make a difference 4

Team Recruitment Drives Growth Success with recruited commercial lending teams in middle-market space driving growth Albany Team ABL Team Central MA Team Hartford Team Syracuse Team Eastern MA Team Leasing Team NY Leader Small Biz Team Key Characteristics . Established, well respected teams formerly attached to large banks focused outside our regions . Solid relationships within community . Breakeven within first year . Strong integration within and across business lines . Disciplined credit and pricing management – reliable customer responsiveness . Teams producing solid results 5

Vision 6 . Growth . Value . Performance

Double Digit Annualized Loan Growth 500 700 900 1100 1300 1500 1700 CRE C&I Consumer Mortgage 3Q13 4Q13 1Q14 2Q14 3Q14 $ Millions 10% 15% 10% 17% . 12% annualized total loan growth YTD 2014 . Leveraging deal flow from team recruitment . Continued market share growth . Healthy pipeline going into 4Q14 . Targeting ongoing double digit commercial growth . Expanded cross sales across footprint 7

Diversified Deposit Growth Strategies . 20 branch purchase in Central New York completed 1Q14 . $440 million, low cost deposits . Balances/pricing retained . 18% increase in total deposits LTM . 22% decrease in cost of deposits LTM . Diversifying deposit sources . Organic account growth, DDA focus . Branch consolidations/relocations improving market positioning . Enhanced mobile and digital channels . Ongoing targeted de novo branching . Small business and middle market initiatives in newer markets . Developing deposit related fee business to further enhance and diversify revenue 8

Diversified Revenue Drivers Emphasis on building fee income and enhancing cross-sell initiatives Wealth Management Insurance Commercial Products Mortgage Banking Small Business Retail Products Strong swap fee demand Solid referral pipeline Re-engineered across footprint New cross sell initiatives launched GPS checking and MyBanker initiatives New leadership and geographic reach 9

Redefining Customer Engagement Focused on enhancing both traditional and non- traditional methods . Engaging Branches . Friendlier pods replace teller lines . Automated cash handling – lowers cost and improves customer engagement . Community rooms bring in traffic . Universal bankers create one stop shop for personal banking and insurance needs . Virtual / Alternative . Sophisticated online and mobile platforms complement storefronts . MyBanker travels to customer . State of the art call center . Enhanced online security 10

Strong Top and Bottom Line Momentum Solid growth in revenues and earnings YTD . Revenue growth 14% . EPS growth 14% . Fee income growth 25% . Loan growth (annualized) . Total loan growth: 12% . Commercial loan growth: 14% . Consumer loan growth: 17% . Deposit growth 19% Note: YTD measured as 3Q14/4Q13 11

Focused on Long-term Profitability Goals and Building Shareholder Value . Grew EPS 24% before purchased loan accretion through Q3 2014 . Ongoing positive operating leverage from strong revenue growth and flat core expenses . Efficiency ratio below 63% - with goal of returning to sub-60% . Improved asset sensitivity of interest income . Continued strong credit metrics . Double-digit core ROTE drives TBV growth and sustains revenue growth . Core ROTE 11.8% (3Q14) . 7% annualized TBV growth (3Q14/2Q14) . 5% annualized core revenue growth (3Q14/2Q14) Note: EPS growth based on comparison to 4Q13; Please see appendix for reconciliation of non-GAAP numbers. 12

New York Branch Acquisition Financial •Immediate EPS accretion •TBV dilution payback of 4-5 years •Double digit ROE •Liquidity and interest rate sensitivity benefits •No external financing required Strategic •Strengthened presence in Greater Capital Region of NY •Filled in footprint along I-90 corridor •Increased market share from 5% to 8% in Central NY •Increased deposit funding for total franchise •Improved access and convenience for existing customers •Utilized positive operating leverage from prior infrastructure investments Operational •Ready uses for available new funds •Successful integration •Established, low cost deposit base •Bank of America fully exited the counties in which we bought branches On January 17, 2014 Berkshire completed the acquisition of 20 full service branches from Bank of America in Central New York at a 2.25% deposit premium. As a result of the transaction, total deposits grew by $440 million. Berkshire has been successful retaining the acquired relationships. 13

Hampden Bank Acquisition Financial •Approximately 33 bps accretive to TE/TA •Minimal TBV dilution ($0.22) with 3 year earn back •$0.08 accretive to EPS in 2016, first year after integration •Accretive to ROE and ROA •Approximately 17% Internal Rate of Return Strategic •Top 5 deposit market position; 8.6% share of Springfield MSA •In-market merger between established market participants •Complementary to Hartford/Springfield market expansion •Complementary to Central Massachusetts expansion Operational •Leverages previous investments in Springfield market •Efficiencies through in-market cost savings •Opportunities for revenue synergies based on BHLB product set •Cross sale/service opportunities in Hartford/Springfield market On November 4, 2014 Berkshire announced the in-market acquisition of Hampden Bancorp (HBNK) in an all-stock transaction. Hampden (HBNK) has 10 branches in the greater Springfield, MA market, $700 million in assets and a compatible loan and deposit composition profile. The deal is targeted to close 2Q15. 14

Why Invest in Us . Strong top and bottom line momentum . Diversified revenue drivers and controlled expenses . Well positioned footprint in attractive markets . AMEB culture . Solid internal capital generation supports growth . Focused on long-term profitability goals and shareholder value . Acquisition disciplines a strength in a consolidating market Ticker BHLB Stock Price $25.66 Market Cap $650M 2015 Forward P/E 13.3x P/TBV 1.5x Dividend Yield 2.8% Avg. Daily Vol. 95k shares Source: SNL Financial a/o 11.7.14 Attractive Metrics Compared to Peers 15

ON NOVEMBER 3, 2014 BERKSHIRE ENTERED INTO AN AGREEMENT TO ACQUIRE HAMPDEN BANCORP, INC. PLEASE SEE RELATED SEC FILINGS FOR ADDITIONAL DETAILS. FORWARD LOOKING STATEMENTS This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about anticipated financial results and about the proposed merger of Berkshire and Hampden including statements regarding the anticipated closing date of the transaction and anticipated future results. Forward- looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and Hampden, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and Hampden are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission. NON-GAAP FINANCIAL MEASURES This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com and attached in this presentation. 16

ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed merger, Berkshire will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Hampden and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Hampden, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or from Hampden’s website at www.hampdenbank.com and selecting the “Investor Relations” link or by contacting Hampden Investor relations at 413-452-5150. PARTICIPANTS IN SOLICITATION Berkshire and Hampden and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hampden in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 1, 2014. Information about the directors and executive officers of Hampden is set forth in the proxy statement for Hampden’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on September 26, 2014 and additional filings reporting results of the annual meeting on November 4, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph. 17

Appendix . 2014 Strategic Highlights . Focus on Building Infrastructure . Focus on Expenses . Focus on Asset Liability Management . Financial Performance and Goals . Non-GAAP Reconciliation 18

2014 Strategic Highlights . Significant quarterly earnings growth: 14% YTD . Announced in-market acquisition of Hampden Bank (November) . All-stock transaction valued at approximately $109 million . Accretive to EPS, ROE, ROA and capital . Regional hub opened in Westborough covering Central MA market (October) . Bill Ryan, former Chairman of TD Banknorth, joined the board as Independent Chairman (June) . Small business banking team build out (ongoing) . Team added in Albany; Lenders added in Central NY, CT and Central MA . Berkshire named Top SBA Lender in Western MA . 20 branches acquired in Central New York from BofA (January) . $440mm low cost deposits put into securities and used to fund new loans . Integration complete and deposit balances retained 19

Focus on Building Infrastructure . National showcase for Archer risk/enterprise management solution . Expanded financial planning and analysis resources for data driven management . New retail loan originations platform implemented across footprint and virtual channel . Installed top ranked loan analytics solution . Developing real time customer feedback technology . Strengthened Treasury – active balance sheet management and improved modeling for capital, liquidity and IRR . Ongoing compliance and audit build-out . Growth and regulatory expansion 20

Focus on Expenses . Q3 y/y core expenses down 19 bps in relation to average assets . 17 branches closed, consolidated or sold since 2012 . New branches are smaller and more efficient . 10% cost saves and 10% revenue boost . Ongoing Six Sigma initiatives . Mortgage . Finance . Retail . Balancing operating costs and infrastructure investment for growth 21

Focus on Asset Liability Management Targeting to protect and enhance income when rate/credit cycle turns . Active balance sheet management –cost of funds down 32% LTM . Q1 branch purchase added 11% to deposits – a stable, rural , low cost funding addition . Near term margin compression with conservative investment strategy . Long term franchise expansion at favorable pricing . Improved market share contributes to balanced loan/deposit growth opportunity . Focus on C&I and small business for best mix of spread income, fee revenue and shorter durations . Disciplines to protect credit and interest rate sensitivity profile . Focus on margin impacts and ROE thresholds . Strategies encompass spread, fees, costs for best outcome . Protecting near term income – enhancing medium term income – in rising rate scenarios . Swap hedging program enhances protection from rate spikes . Assumes 40% deposit beta (may be conservative due to rural deposits) 22

Financial Performance & Goals Note: Core results exclude merger, divestiture, systems conversion, accounting correction and restructuring net charges after tax totaling $10.4 million in 2011, $11.1 million in 2012 and $5.6million in 2013. GAAP EPS for those periods was $0.97, $1.49 and $1.65 respectively. Core ROTE includes after-tax amortization of intangible assets in core return. Book value per share was $26.09, $26.53 and $27.08 for the above respective periods. Financial goals are future run-rate targeted in stages over the medium term. 9mos14 core revenue growth compared to 4Q13. GAAP measures in 9mos14 were EPS of $1.20 annualized, book value per share of $27.69 and net non-core charges of $10.3million. 2011 2012 2013 9mos14 Financial Goals Core revenue growth 31% 40% 13% 4% 7 - 10%+ ann Net interest margin 3.57% 3.62% 3.63% 3.27% 3.30%+ Fee income/revenue 24% 26% 22% 24% 25%+ Efficiency ratio 63% 59% 61% 63% < 60% Core ROA 0.80% 0.98% 0.88% 0.72% 1%+ Core ROE 5.8% 7.5% 6.9% 6.3% 10%+ Core ROTE 11.3% 13.8% 12.4% 11.3% 15%+ Core EPS $1.54 $1.98 $1.87 $1.76 ann 10%+ann growth Dividends/share $0.65 $0.69 $0.72 $0.72 ann Competitive yield Tangible BV per share $15.53 $15.63 $16.27 $16.67 5%+ ann growth 23

Non-GAAP Reconciliation

(Dollars in thousands)		2010	2011	2012	2013	9Mos14
Net income		$ 13,615	$ 17,348	$ 33,188	$ 41,143	$ 22,347
Less: Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)	9,691
Non-core expense (net)		447	19,928	18,019	15,348	6,730
Income taxes		(87)	(6,547)	(6,114)	(3,750)	(6,071)
Net (income) loss from discontinued operations		-	(914)	637	-	-
Total core income	(A)	$ 13,975	$ 27,714	$ 44,245	$ 46,696	$ 32,697
Amortization of intangible assets (after tax)		$ 1,813	$ 2,542	$ 3,203	$ 3,161	$ 2,290
Total core tangible income	(B)	$ 15,788	$ 30,256	$ 47,448	$ 49,857	$ 34,987
Total non-interest income		$ 29,751	$ 35,803	$ 54,056	$ 58,232	$ 33,570
Less: Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)	9,691
Net interest income		76,947	106,520	143,388	168,752	132,044
Total core revenue		$106,698	$ 140,210	$ 195,959	$ 220,939	$175,305
Total non-interest expense		$ 82,137	$ 116,442	$ 140,806	$ 157,359	$124,310
Less: Non-core expense (net)		(447)	(19,928)	(18,019)	(15,348)	(6,730)
Core non-interest expense		81,690	96,514	122,787	142,011	117,580
(Dollars in millions, except per share data)						
Total average assets	(C)	$ 2,743	$ 3,484	$ 4,532	$ 5,306	$ 6,087
Total average equity	(D)	$ 383	$ 476	$ 586	$ 675	$ 691
Total average intangible assets		174	207	242	272	279
Total average tangible equity	(E)	$ 209	$ 269	$ 344	$ 403	$ 412
Total stockholders' equity, period-end		$ 387	$ 552	$ 667	$ 678	$ 697
Less: Intangible assets, period-end		(173)	(223)	(274)	(271)	(277)
Total tangible stockholders' equity, period-end	(F)	$ 214	$ 329	$ 393	$ 407	$ 420
Total shares outstanding, period-end (*thousands*)	(G)	14,076	21,148	25,148	25,036	25,173
Average diluted shares outstanding (*thousands*)	(H)	13,896	17,952	22,329	24,965	24,835
Core earnings per common share, diluted	(A/H)	$ 1.00	$ 1.54	$ 1.98	$ 1.87	$ 1.32
Tangible book value per share, period-end	(F/G)	$ 15.22	$ 15.53	$ 15.63	$ 16.27	$ 16.67
Core return on assets	(A/C)	0.51 %	0.80 %	0.98 %	0.88 %	0.72
Core return on equity	(A/D)	3.65	5.76	7.52	6.92	6.31
Core return on tangible equity	(B/E)	7.57	11.27	13.77	12.37	11.31

Note: See footnote on page 16 for description of non-core items

America's Most Exciting Bank®

Banking · Insurance
Wealth Management
24

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com